UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 23, 2018

PCT LTD

(Exact name of registrant as specified in its charter)

Nevada	000-31549	90-0578516
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4235 Commerce Street Little River, South Carolina	29566
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (843) 390-7900

Bingham Canyon Corporation
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☑	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

(d) Election of New Directors

Pursuant to the January 19, 2018 majority consent of stockholders in lieu of an annual meeting, effective March 23, 2018, the Registrant appointed three new members to its Board of Directors. In addition, the stockholders consented to designating three classes of directors. The board of directors and their terms are as follows:

Name	Age	Position(s) Held	Class of Director	Director Term
Gary J. Grieco	76	Existing Director and President	Class I	Three Years
Gregory W. Albers	68	Existing Director and Secretary/Treasurer	Class II	Two Years
Paul Branagan	74	Newly Appointed Director	Class II	Two Years
Francis J. Read	52	Newly Appointed Director	Class III	One Year
William E. Prince	66	Newly Appointed Director	Class III	One Year

CLASS I DIRECTOR (serving three year term expiring at the 2020 annual meeting):

Gary J. Grieco -- Mr. Grieco was appointed to serve as a Director and as President of Bingham on August 10, 2016. He currently serves as a Director for Paradigm and from June 2014 to the present he has served as the President of Paradigm and has served as Secretary of that company since June 2012. He also served as Paradigm’s Chief Financial Officer from June 2012 to June 2014. His responsibilities have included sales, marketing and testing of the Paradigm technologies and seeking additional technology for the company to license. He supervises four employees and two outside consultants. In addition, for the past 25 years he has served as President of 3GC, Ltd. He attended the University of Buffalo and studied securities analysis at the New York Institute of Finance and New York University.

Mr. Grieco’s experience as a director and officer of Paradigm and his knowledge and experience with the products and operations of Paradigm should assist our Board with future decisions regarding the development of the Paradigm subsidiary.

CLASS II DIRECTORS (serving two year terms expiring at the 2019 annual meeting):

Gregory W. Albers -- Mr. Albers was appointed to fill a vacancy on our Board and to serve as Secretary/Treasurer on April 1, 2016. He is the President and Chief Executive Officer of Life Insurance Buyers, Inc., a life insurance brokerage. Since 1995 to the present, Mr. Albers has worked in the viatical and life settlement industry and, based on his experience, he has testified as an expert regarding that industry’s issues in Kansas legislative committees. Prior to 1995 he worked as an independent life broker and a New England Life Insurance Company insurance agent. He earned a Bachelor’s degree in Business from Kansas State University.

Mr. Albers experience owning and operating his insurance business may prove helpful in management of our subsidiary’s operations. Prior to his appointment, Mr. Albers has not had any related party transactions with the Company or its affiliates and he has no family relationship with any current executive officer or director of the Company.

Paul Branagan –is a new director appointee of the Company. From 1993 to the present Mr. Branagan has been the President and Senior Scientist of Branagan & Associates, Inc. Mr. Branagan is a physicist with over 40 years of experience in a variety of technical ventures ranging from nuclear weapons development, improving and monitoring civil structural and construction activities to enhanced energy development for the oil and gas industry. Most of his efforts involved large scale commercialization and Research & Development (R&D) in advanced technical projects. Mr. Branagan has authored and co-authored numerous papers, articles and presentations covering a broad range of technical accomplishments. Many involved topical oil and gas R&D activities and their ultimate commercialization. In addition to being a Distinguished Lecturer he has also served on a numerous symposium committees charged with reviewing, editing and selecting the most advanced and topical technical articles for presentation. Mr. Branagan graduated from the University of Las Vegas Nevada with a B.S. in physics.

CLASS III DIRECTORS (serving one year terms expiring at the 2018 annual meeting):

Francis J. Read – is a new director appointee of the Company. In 2017, Mr. Read became the Chief Operations Officer for Paradigm Convergence Technologies Corp., the Company’s wholly-owned operating subsidiary. In 1998, Mr. Read founded and since 2016 has served as the CEO of CSA Service Solutions, a $44m million field support company specializing in providing support solutions for large equipment manufacturers. CSA has over 350 employees nationwide with over 270 engineers operating in the Healthcare, Clinical Education, Life Sciences, Security, and Power Industries. Mr. Read holds a MBA from Tulane University and a BS, electronic Engineering from DeVry Institute of Technology.

William E. Prince – is a new director appointee of the Company. Since 2014, Mr. Prince has served as Sr. Vice President Sales & Marketing for Paradigm Convergence Technologies Corp., the Company’s wholly-owned operating subsidiary. For two years prior to joining Paradigm, Mr. Prince was an independent consultant in the electro-chemically activated solution industry. From 2003 through 2011, Mr. Prince was the President, CEO and Chairman of Integrated Environmental Technologies, Ltd, a publicly traded company with its common stock registered under the 34 Act.

The Amended Bylaws (described in Item 5.03 below) allow for the appointment of up to seven directors. The Board may appoint up to two additional Class III directors to fill such vacancies at any time prior to the next annual meeting or at any time there is a vacancy on the Board.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Definitive Information Statement filed on February 27, 2018, a majority of the Registrant’s stockholders consented to amending and restating the Registrant’s articles of incorporation and bylaws. These amendments were effective as of March 23, 2018.

Amended and Restated Articles of Incorporation

As part of the amended and restated articles, the Registrant’s name changed to “PCT LTD”. A copy of the amended and restated articles of incorporation are attached hereto as Exhibit 3.1.

Amended and Restated Bylaws

A copy of the amended and restated bylaws are attached hereto as Exhibit 3.2.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation
3.2	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bingham Canyon Corporation

By: /s/ Gary J. Grieco

Gary J. Grieco, President

Date: April 12, 2018